Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-21140) and Form S-8 (No 333-218693, 333- 203857 and 333-140152) of Martin Midstream Partners L.P. of our report dated March 29, 2018 relating to the financial statements of West Texas LPG Pipeline Limited Partnership, which appears in this Annual Report on Form 10-K/A of Martin Midstream Partners L.P.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
March 29, 2018